Re: Questions 72DD1, 77DD2, 73A, 74U1, 74U2, 74V1 and 74V2

 The following funds offer Class A, Class C and Class I shares.

	 Emerging Markets Fund (Series 1)
	Asia Fund (Series 2)
	Emerging Markets Great Consumer Fund (Series 5)
	Asia Great Consumer Fund (Series 6)
	Global Great Consumer Fund (Series 7)
	Global Dynamic Bond Fund (Series 8)



The following is a class breakout of the Total income dividends for which record date passed (72DD1,72DD2 and 73A) during the period ended October 31, 2013 :

			            Distributions    Distribution
Class A:			     	 (000's)         per share

Emerging Markets Fund       		-		-
Asia Fund				-          	-
Emerging Markets
   Great Consumer Fund			-		-
Asia Great Consumer Fund		- 		-
Global Great Consumer Fund		-	     	-
Global Dynamic Bond Fund		4	     $0.068259

Class C:

Emerging Markets Fund       		-		-
Asia Fund				-          	-
Emerging Markets
   Great Consumer Fund			-		-
Asia Great Consumer Fund		- 		-
Global Great Consumer Fund		-		-
Global Dynamic Bond Fund		2	    $0.032309

Class I:

Emerging Markets Fund       		-	    	-
Asia Fund				-   	       	-
Emerging Markets
   Great Consumer Fund			-		-
Asia Great Consumer Fund		- 		-
Global Great Consumer Fund		-	     	-
Global Dynamic Bond Fund		98	     $0.081451


 Within the N-SAR, the number of shares outstanding (74U1 and 74U2) presented have been combined as follows:

	 74U1  Class A shares
	 74U2  Class C and Class I shares

 The following is a class breakout of the NAV's and shares outstanding (000's) at October 31, 2013:

 	 			NAV	  Shares Outstanding
   					                 (000's)

Class A:

Emerging Markets Fund       	9.70          		175
Asia Fund			11.20         		148
Emerging Markets
   Great Consumer Fund		12.19			3,511
Asia Great Consumer Fund	11.23 			291
Global Great Consumer Fund	13.68			76
Global Dynamic Bond Fund	10.18			52

Class C:

Emerging Markets Fund       	9.47      	    	73
Asia Fund	     		10.96       		57
Emerging Markets
   Great Consumer Fund		11.91 			859
Asia Great Consumer Fund	10.97			90
Global Great Consumer Fund	13.51			54
Global Dynamic Bond Fund	10.16			54


Class I:

Emerging Markets Fund       	9.78         		1,471
Asia Fund	     		11.31        		899
Emerging Markets
   Great Consumer Fund		12.27			2,108
Asia Great Consumer Fund	11.31			1,193
Global Great Consumer Fund	13.71			641
Global Dynamic Bond Fund	10.18			1,178